DISTRIBUTION AGREEMENT


     THIS AGREEMENT is made and entered into as of this 28th day of June, 2000, by and among Cullen Funds Trust, a Delaware statutory trust ("Trust"), Cullen Capital Management LLC, a Delaware limited liability company (the "Adviser") and Quasar Distributors, LLC, a Delaware limited liability company ("Distributor").

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company, and is authorized to issue shares of beneficial interests ("Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, the Adviser is duly registered under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws, as an investment adviser;

     WHEREAS, the Trust desires to retain the Distributor as principal underwriter in connection with the offering and sale of the Shares of each series listed on Schedule A (as amended from time to time) (the "Funds") to this Agreement;

     WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD");

     WHEREAS, this Agreement has been approved by a vote of the Trust's board of trustees ("Board") and its disinterested trustees in conformity with Section 15(c) of the 1940 Act; and

     WHEREAS, the Distributor is willing to act as principal underwriter for the Trust on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1. Appointment of the Distributor.

     The Trust hereby appoints the Distributor as its agent for the sale and distribution of Shares of the Funds, subject to the terms and for the period set forth in this Agreement. The Distributor hereby accepts such appointment and agrees to act hereunder.

     2. Services and Duties of the Distributor.

     (a) The Distributor agrees to sell Shares of the Funds as agent for the Trust during the term of this Agreement, upon the terms and at the current offering price (plus sales charge, if any) described in the Prospectus. As used in this Agreement, the term "Prospectus" shall mean the current prospectus, including the statement of additional information, as amended or supplemented, relating to the Funds and included in the currently effective registration statement or post-effective amendment thereto (the "Registration Statement") of the Trust under the Securities Act of 1933 (the "1933 Act") and the 1940 Act.

     (b) During the continuous public offering of Shares of the Funds, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of Shares of the Funds and will accept such orders on behalf of the Trust. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

     (c) The Distributor, with the operational assistance of the Trust's transfer agent, shall make Shares available through the National Securities Clearing Corporation's Fund/SERV System.

     (d) In connection with all matters relating to this Agreement, the Distributor agrees to act in conformity with the Trust's Declaration of Trust and By-Laws and with the instructions of the Board and to comply with the requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of the NASD and all other applicable federal or state laws and regulations. The Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Prospectus and any sales literature specifically approved by the Trust and the Distributor.

     (e) The Distributor agrees to cooperate with the Trust in the development of all proposed advertisements and sales literature relating to the Funds. The Distributor agrees to review all proposed advertisements and sales literature for compliance with applicable laws and regulations, and shall file with appropriate regulators those advertisements and sales literature it believes are in compliance with such laws and regulations. The Distributor agrees to furnish to the Trust any comments provided by regulators with respect to such materials and to use its best efforts to obtain the approval of the regulators to such materials.

     (f) The Distributor at its sole discretion may repurchase Shares offered for sale by shareholders of the Funds. Repurchase of Shares by the Distributor shall be at the price determined in accordance with, and in the manner set forth in, the current Prospectus. At the end of each business day, the Distributor shall notify, by any appropriate means, the Trust and its transfer agent of the orders for repurchase of Shares received by the Distributor since the last report, the amount to be paid for such Shares, and the identity of the shareholders offering Shares for repurchase. The Trust reserves the right to suspend such repurchase right upon written notice to the Distributor. The Distributor further agrees to act as agent for the Trust to receive and transmit promptly to the Trust's transfer agent shareholder requests for redemption of Shares.

     (g) The Distributor may, in its discretion, acting only as principal on its own behalf, enter into written agreements (the "Rule 12b-1 Agreement"), a form of which is attached hereto as Appendix A, with such qualified broker-dealers as it may select, in order that such broker-dealers also may sell Shares of the Funds. The Distributor may pay a portion of any applicable sales charge, or allow a discount, to a selling broker-dealer, as described in the Prospectus or, if not described, as agreed upon with the broker-dealer. The Distributor shall include in the forms of agreement with selling broker-dealers a provision for the forfeiture by them of their sales charge or discount with respect to Shares sold by them and redeemed, repurchased or tendered for redemption within seven business days after the date of confirmation of such purchases.

     (h) The Distributor shall devote its best efforts to effect sales of Shares of the Funds but shall not be obligated to sell any certain number of Shares.

     (i) The Distributor shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board.

     (j) The services furnished by the Distributor hereunder are not to be deemed exclusive and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. The Trust recognizes that from time to time officers and employees of the Distributor may serve as directors, trustees, officers and employees of other entities (including investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

     3. Duties and Representations of the Trust.

     (a) The Trust represents that it is registered as an open-end management investment company under the 1940 Act and agrees that it will act in material conformity with its Declaration of Trust, By-Laws, its Registration Statement as may be amended from time to time and resolutions and other instructions of its Board. The Trust agrees to comply in all material respects with the 1933 Act, the 1940 Act, and all other applicable federal and state laws and regulations.

     (b) The Trust shall take or cause to be taken all necessary action to register Shares of the Funds under the 1933 Act and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Trust authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Shares.

     (c) The Trust shall have the right to suspend the sale of Shares of any Fund at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Fund at any time permitted by the 1940 Act or the rules of the Securities and Exchange Commission ("SEC"). The Trust shall advise the Distributor promptly of any such determination.

     (d) The Trust agrees to advise the Distributor promptly in writing:

          (i) of any correspondence or other communication by the SEC or its staff relating to the Funds, including requests by the SEC for amendments to the Registration Statement or Prospectus;

          (ii) in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

          (iii) of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading; and

          (iv) of all actions taken by the SEC with respect to any amendments to any Registration Statement or Prospectus which may from time to time be filed with the SEC.

     (e) The Trust shall file such reports and other documents as may be required under applicable federal and state laws and regulations. The Trust shall notify the Distributor in writing of the states in which the Shares may be sold and shall notify the Distributor in writing of any changes to such information.

     (f) The Trust agrees to file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (g) The Trust shall fully cooperate in the efforts of the Distributor to sell and arrange for the sale of Shares and shall make available to the Distributor a statement of each computation of net asset value. In addition, the Trust shall keep the Distributor fully informed of its affairs and shall provide to the Distributor from time to time copies of all information, financial statements, and other papers that the Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Trust by its independent public accountants and such reasonable number of copies of the most current Prospectus, statement of additional information and annual and interim reports to shareholders as the Distributor may request. The Trust represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor.

     4. Compensation.

     As compensation for the services performed and the expenses assumed by Distributor under this Agreement including, but not limited to, any commissions paid for sales of Shares, Distributor shall be entitled to the fees and expenses set forth in Schedule B to this Agreement which are payable promptly after the last day of each month. Such fees shall be paid to Distributor by the Trust pursuant to its Rule 12b-1 plan or, if Rule 12b-1 payments are not sufficient to pay such fees and expenses, or if the Rule 12b-1 plan is discontinued, or if the Fund's sponsor, the Adviser, otherwise determines that Rule 12b-1 fees shall not, in whole or in part, be used to pay Distributor, the Adviser shall be responsible for the payment of the amount of such fees not covered by Rule 12b-1 payments.

     5. Expenses.

     (a) The Trust shall bear all costs and expenses in connection with registration of the Shares with the SEC and related compliance with state securities laws, as well as all costs and expenses in connection with the offering of the Shares and communications with shareholders of its Funds, including but not limited to (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, as well as related advertising and sales literature, (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders of the Funds; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Trust pursuant to Section 3(e) hereof.

     (b) The Distributor shall bear the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. The Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

     6. Indemnification.

     (a) The Trust shall indemnify, defend and hold the Distributor, and each of its present or former members, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fee incurred in connection therewith) which the Distributor, each of its present and former members, officers, employees or representatives or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, as from time to time amended or supplemented, or in any annual or interim report to shareholders, or in any advertisement or sales literature, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Trust's obligation to indemnify the Distributor and any of the foregoing indemnitees shall not be deemed to cover any losses, claims, demands, liabilities, damages or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any such advertisement or sales literature in reliance upon and in conformity with information relating to the Distributor and furnished to the Trust or its counsel by the Distributor for the purpose of, and used in, the preparation thereof; and provided further that the Trust's agreement to indemnify the Distributor and any of the foregoing indemnitees shall not be deemed to cover any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify the Distributor, and any of the foregoing indemnitees, as the case may be, with respect to any action, is expressly conditioned upon the Trust being notified of such action brought against the Distributor, or any of the foregoing indemnitees, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor, or such person, such notification to be given by letter or by telegram addressed to the Trust's President, but the failure so to notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this Section 6(a).

     (b) The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by the Trust and approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Trust or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Trust and the Distributor, and each of its present or former members, officers, employees, representatives or any controlling person, the Trust will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor and them. The Trust's indemnification agreement contained in Sections 6(a) and 6(b) and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, and each of its present or former directors, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of each of its present or former members, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or directors in connection with the issue and sale of any of the Shares.

     (c) The Trust shall not indemnify any person pursuant to this Section 6 unless (i) the court or other body before which the proceeding was brought has rendered a final decision on the merits that such indemnified person was not liable by reason of his willful misfeasance, bad faith or gross negligence in the performance of his duties, or his reckless disregard of obligations and duties, under this Agreement or, (ii) in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such indemnified person was not liable by reason of such conduct has been made by the vote of a majority of a quorum of trustees of the Trust who are neither "interested persons" of the Trust nor parties to the proceedings, or by an independent legal counsel in a written opinion.

     (d) The Trust shall advance attorney's fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 6, so long as: (i) such person shall undertake to repay all such advances unless it is ultimately determined that he is entitled to indemnification hereunder; and (ii) such person shall provide security for such undertaking, or the Trust shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of the disinterested, non-party trustees of the Trust (or an independent legal counsel in a written opinion) shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that such person ultimately will be found entitled to indemnification hereunder.

     (e) Distributor shall indemnify, defend and hold the Trust, and each of its present or former trustees, officers, employees, representatives, and any person who controls or previously controlled the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigation or defending any alleged losses, claims, demands, liabilities, damages or expenses, and any reasonable counsel fee incurred in connection therewith) which the Trust, and each of its present or former trustees, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Trust's Registration Statement or any Prospectus, as from time to time amended or supplemented, or in any annual or interim report to shareholders or in any advertisement or sales literature, or arising out of or based upon the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information relating to the Distributor and furnished to the Trust or its counsel by the Distributor for the purpose of, and used in, the preparation thereof. The Distributor's agreement to indemnify the Trust and any of the foregoing indemnitees shall not be deemed to cover any liability to the Distributor to which the Trust would otherwise be subject by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement. The Distributor's agreement to indemnify the Trust, and any of the foregoing indemnitees, is expressly conditioned upon the Distributor's being notified of any action brought against the Trust, and any of the foregoing indemnitees, such notification to be given by letter or telegram addressed to the Distributor's President, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Trust or such person, but the failure so to notify the Distributor of any such action shall not relieve the Distributor from any liability which the Distributor may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of the Distributor's indemnity agreement contained in this Section 6(e).

     (f) The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and approved by the Trust, which approval shall not be unreasonably withheld. In the event the Distributor elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, or in case the Trust does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Trust and the Distributor, and each of its present or former members, officers, employees, representatives or any controlling person, the Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Trust and them. The Distributor's indemnification agreement contained in Sections 6(e) and (f) and the Distributor's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust, and each of its present or former directors, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This Agreement of indemnity will inure exclusively to the Trust's benefit, to the benefit of each of its present or former directors, officers, employees or representative or to the benefit of any controlling persons and their successors. The Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceedings against the Distributor or any of its officers or directors in connection with the issue and sale of any of the Shares.

     7. Obligations of Trust.

     This Agreement is executed by and on behalf of the Trust and the obligations of the Trust hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the Trust and with respect to the Funds to which such obligations pertain.

     8. Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but all of which counterparts shall together constitute but one and the same instrument.

     9. Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

     10. Duration and Termination.

     (a) This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect for one year from the date hereof. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by (i) the Trust's Board or (ii) the vote of a "majority of the outstanding voting securities" of a Fund, and provided that in either event the continuance is also approved by a majority of the Trust's Board who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

     (b) Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular Fund (i) through a failure to renew this Agreement at the end of a term, (ii) upon mutual consent of the parties, or (iii) upon no less than 60 days' written notice, by either the Trust through a vote of a majority of the members of the Board who are not "interested persons" of the Trust and have no direct or indirect financial interest in the operation of this Agreement or by vote of a "majority of the outstanding voting securities" of a Fund, or by the Distributor. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Trust. This Agreement will automatically terminate in the event of its assignment.

     11. Confidentiality.

     The Distributor agrees on behalf of its employees to treat all records relative to the Trust and prior, present or potential shareholders of the Trust as confidential, and not to use such records for any purpose other than performance of the Distributor's responsibilities and duties under this Agreement, except after notification and prior approval by the Trust, which approval shall not be unreasonably withheld, and may not be withheld where the Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Trust. Records and information which have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives shall not be subject to this paragraph.

     12. Miscellaneous.

     The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person," and "assignment" shall have the same meaning as such terms have in the 1940 Act.

     13. Notice.

     Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given when delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested or sent by facsimile transmission to the other parties' respective addresses set forth below:

Notice to the Distributor shall be sent to:

         Quasar Distributors, LLC
         Attn:  Teresa Cowan
         615 East Michigan Street
         Milwaukee, WI  53202

notice to the Trust shall be sent to:

         Cullen Funds Trust
         Attn: President
         645 Fifth Avenue
         New York, NY 10022

notice to the Adviser shall be sent to:

         Cullen Capital Management LLC
         Attn: President
         645 Fifth Avenue
         New York, NY 10022

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written.

Cullen Funds Trust                                   Quasar Distributors, LLC

By: ____________                            By: _________________


Title: Trustee                                       Title: President

Cullen Capital Management LLC

By: _________________

Title: President


                                                               July 31, 2003


                                   SCHEDULE A
                                     to the
                             DISTRIBUTION AGREEMENT
                                  by and among

                               Cullen Funds Trust
                          Cullen Capital Management LLC
                                       and
                            Quasar Distributors, LLC



                                 Names of Funds

                                Cullen Value Fund
                        Cullen High Dividend Equity Fund



Updated: July 24, 2003


                                                                  July 31, 2003

                                   SCHEDULE B
                                     to the
                             DISTRIBUTION AGREEMENT
                                  by and among

                               Cullen Funds Trust
                          Cullen Capital Management LLC
                                       and
                            Quasar Distributors, LLC

                                      Fees


Basic Distribution Services

o Fee at the annual rate of .01 of 1% (one basis point) of the Fund's average daily net assets, payable monthly in arrears
o    Minimum annual fee: first  portfolio  $15,000;  each  additional  portfolio
     $3,000

Advertising Compliance Review/NASD Filings

o    $150 for the first 10 pages/minutes; $20 per page/minute thereafter
o    NASDR Expedited Service for 3 day turnaround
o $1000 for the first 10 pages/minutes; $25 per page/minute thereafter (Comments are faxed. NASDR may not accept expedited request.)

Licensing of Investment Advisor's Staff (if desired)

o    $900 per year per Series 7 representative
o    All  associated  NASD  and  State  fees  for  Registered   Representatives,
     including license and renewal fees.

Out-of-Pocket Expenses

Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of Shares, including, without limitation:

o typesetting, printing and distribution of Prospectuses and shareholder reports
o production, printing, distribution and placement of advertising and sales literature and materials
o    engagement of designers, free-lance writers and public relations firms
o    long-distance telephone lines, services and charges
o    postage
o    overnight delivery charges
o    regulatory filing fees
o    record retention
o    travel, lodging and meals


                                APPENDIX A Rule
                                12b-1 Agreement



                            Quasar Distributors, LLC
                            615 East Michigan Street
                                    Suite 200
                               Milwaukee, WI 53202

                                DEALER AGREEMENT

     This Agreement is made as of ______________________, 2000, between Quasar Distributors, LLC ("QUASAR"), a Delaware limited liability company, and
__________________________________   ("DEALER"),  a  corporation  organized  and
existing under the laws of ______________________________.

     WHEREAS, Cullen Funds Trust (the "Trust") is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company and currently offers for public sale shares of common stock or beneficial interest ("Shares") in the separate series of the Trust listed on Schedule A (each, a "Fund");

     WHEREAS, QUASAR serves as principal underwriter in connection with the offering and sale of the Shares of each Fund pursuant to a Distribution Agreement, and

     WHEREAS, DEALER desires to serve as a selected dealer for the Shares of the Funds.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, QUASAR and DEALER agree as follows:

     1. Offers and Sales of Shares. The DEALER agrees to offer and sell Shares only at the public offering price currently in effect, in accordance with the terms of the then-current prospectus(es), including any supplements or amendments thereto, of each Fund ("Prospectus"). The DEALER agrees to act only as agent on behalf of its customers in such transactions and shall not have authority to act as agent for the Fund(s), for QUASAR, or for any other dealer in any respect. All purchase orders are subject to acceptance by QUASAR and the relevant Fund and become effective only upon confirmation by QUASAR or an agent of the Fund. In its sole discretion, either the Fund or QUASAR may reject any purchase order and may, provided notice is given to the DEALER, suspend sales or withdraw the offering of Shares entirely.

     2. Procedures for Purchases. The procedures relating to all orders and the handling of them shall be made in accordance with the procedures set forth in each Fund's Prospectus, and to the extent consistent with the Prospectus, written instructions forwarded to DEALER by QUASAR from time to time.

     3. Settlement and Delivery for Purchases. Transactions shall be settled by the DEALER by payment in federal funds of the full purchase price to QUASAR, or if applicable procedures exist, to the Fund's transfer agent. Payment for Shares shall be received by QUASAR or the Fund's transfer agent, as the case may be, by the later of (a) the end of the third business day following the Dealer's receipt of the customer's order to purchase such Shares or (b) the end of one business day following the Dealer's receipt of the customer's payment for such Shares, but in no event later than the end of the sixth business day following the Dealer's receipt of the customer's order. If such payment is not received within the time specified, the sale may be canceled forthwith without any responsibility or liability on QUASAR's part or on the part of the Funds.

     QUASAR shall pay to the DEALER, not less frequently than monthly, the aggregate fees due it on orders received and settled.

     4. Procedures for Redemption, Repurchase and Exchange. Redemptions or repurchases of Shares as well as exchange requests shall be made in accordance with the procedures set forth in each Fund's Prospectus, and to the extent consistent with the Prospectus, written instructions forwarded to DEALER by QUASAR from time to time.

     5. Compensation.

     (a) On each purchase of Shares by the DEALER from QUASAR, the total sales charges and discount to dealer, if any, shall be as stated in each Fund's Prospectus. Such sales charges and discounts to dealers are subject to reductions under a variety of circumstances as described in each Fund's Prospectus. To obtain these reductions, QUASAR must be notified when a sale takes place that would qualify for the reduced charge. If any Shares sold to the DEALER under the terms of this Agreement are redeemed by a Fund or tendered for redemption or repurchased by a Fund or by QUASAR as agent within seven business days after the date the DEALER purchased such Shares, the DEALER shall forfeit its right to any discount or commission received by or allowed to the DEALER from the original sale.

     (b) From time to time during the term of this Agreement, QUASAR may make payments to DEALER pursuant to one or more distribution plans adopted by certain of the Funds pursuant to Rule 12b-1 under the 1940 Act ("Distribution Plan") in consideration, with respect to each such Fund, of DEALER'S furnishing distribution services hereunder. The provisions and terms of a Fund's Distribution Plan are described in its Prospectus and statement of additional information ("SAI"), and the DEALER agrees that QUASAR has made no representations to the DEALER with respect to the Distribution Plan in addition to or conflicting with the description set forth therein. The DEALER agrees that
(i) DEALER has no right to receive payment of any amounts otherwise payable to it by QUASAR under a Fund's Distribution Plan until such time as QUASAR is in receipt of such fee from the Fund and (ii) QUASAR'S liability to the DEALER for the payment of any such fees is limited solely to the amount of the applicable Fund's fee sent to QUASAR.

     6. Expenses. The DEALER agrees that it will bear all expenses incurred in connection with its performance of this Agreement.

     7. DEALER Registration. The DEALER represents and warrants that it is registered as a broker-dealer under the Securities Exchange Act of 1934 ( the "1934 Act"), is qualified as a broker-dealer in all states or other jurisdictions in which it sells Fund Shares, and, if it sells shares in additional states or jurisdictions in the future, will become qualified to act as a dealer in each such state or jurisdiction prior to selling any Fund shares. The DEALER shall maintain any filings and licenses required by federal and state laws to conduct the business contemplated under this Agreement. The DEALER further represents and warrants that it is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and that it agrees to abide by the Conduct Rules of the NASD. The DEALER further represents and warrants that it is a member of the Securities Investor Protection Corporation in good standing.

     8. Compliance With Federal and State Laws.

     (a) The DEALER will not sell any of the Shares except in compliance with all applicable federal and state securities laws. In connection with sales and offers to sell Shares, the DEALER will furnish or cause to be furnished to each person to whom any such sale or offer is made, at or prior to the time of offering or sale, a copy of the Prospectus and, if requested, the related SAI. QUASAR shall be under no liability to the DEALER except for lack of good faith and for obligations expressly assumed by QUASAR herein. Nothing herein contained, however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any security to waive compliance with, or to relieve the parties hereto from any liability arising under, the federal securities laws.

     (b) QUASAR shall, from time to time, inform the DEALER as to the states and jurisdictions in which QUASAR believes the Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states and jurisdictions. The DEALER agrees that it will not knowingly offer or sell Shares in any state or jurisdiction in which such Shares are not qualified, unless any such offer or sale is made in a transaction that qualifies for an exemption from registration.

     (c) QUASAR assumes no responsibility in connection with the registration of the DEALER under the laws of the various states or under federal law or the DEALER'S qualification under any such law to offer or sell Shares.

     9. Unauthorized Representations. No person is authorized to make any representations concerning Shares of the Funds except those contained in the Prospectus, SAI and printed information issued by each Fund or by QUASAR as information supplemental to each Prospectus. QUASAR shall, upon request, supply the DEALER with reasonable quantities of Prospectuses and SAIs. The DEALER agrees not to use other advertising or sales material relating to the Funds unless approved by QUASAR in advance of such use. Neither party shall use the name of the other party in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

     10. Confirmations. The DEALER agrees to send confirmations of orders to its customers as required by Rule 10b-10 of the 1934 Act. In the event the customers of DEALER place orders directly with the Fund or any of its agents, confirmations will be sent to such customers, as required, by the Fund's transfer agent.

     11. Records. The DEALER agrees to maintain all records required by applicable state and federal laws and regulations relating to the offer and sale of Shares to its customers, and upon the reasonable request of QUASAR, or of the Fund(s), to make these records available to QUASAR or the Fund's administrator as reasonably requested. On orders placed directly with the Fund or its agents, the Fund's transfer agent will maintain all records required by state and federal laws and regulations relating to the offer and sale of Shares.

     12. Taxpayer Identification Numbers. The DEALER agrees to obtain any taxpayer identification number certification from its customers required under the Internal Revenue Code and any applicable Treasury regulations, and to provide QUASAR or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

     13. Indemnification.

     (a) The DEALER shall indemnify and hold harmless QUASAR, each Fund, the transfer agent and administrator of the Funds, and their respective affiliates, officers, directors, agents, employees and controlling persons from all direct or indirect liabilities, losses or costs (including reasonable attorneys' fees) arising from, related to or otherwise connected with any breach by the DEALER of any provision of this Agreement.

     (b) QUASAR shall indemnify and hold harmless the DEALER and its affiliates, officers, directors, agents, employees and controlling persons from and against any and all direct or indirect liabilities, losses or costs (including reasonable attorneys' fees) arising from, related to or otherwise connected with any breach by QUASAR of any provision of this Agreement.

     (c) The agreement of the parties in this Paragraph to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) notifying the other party (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. The failure of the Indemnified Party to give notice as provided in this subparagraph
(c) shall not relieve the Indemnifying Party from any liability other than its indemnity obligation under this Paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

     14. No Agency Created. Nothing in this Agreement shall be deemed or construed to make the DEALER an employee, agent, representative or partner of any of the Funds or of QUASAR, and the DEALER is not authorized to act for QUASAR or for any Fund or to make any representations on QUASAR's or the Funds' behalf. The DEALER acknowledges that this Agreement is not exclusive and that QUASAR may enter into similar arrangements with other broker-dealers.

     15. Termination, Assignment and Amendment. Either party to this Agreement may cancel this Agreement by giving ten days' written notice to the other. Such notice shall be deemed to have been given on the date on which it was either delivered personally to the other party or any officer or member thereof or was mailed to the other party at its address as shown below in Paragraph 16. This Agreement will terminate automatically without notice with respect to any Fund if (a) the DEALER files a petition in bankruptcy, (b) a trustee or the like is appointed for the DEALER or its assets under federal bankruptcy laws, (c) the DEALER'S registration as a broker-dealer with the Securities and Exchange Commission is suspended or revoked, (d) the DEALER'S NASD membership is suspended or revoked, (e) an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 shall have been filed against the DEALER, or (f) the Distribution Agreement between QUASAR and a Fund is terminated. Termination of this Agreement by operation of this Paragraph 15 shall not affect any unpaid obligations under Paragraphs 3, 5 or 6 of this Agreement or the liability, legal and indemnity obligations set forth under Paragraphs 7, 8, 9 or 13 of this Agreement. This Agreement may not be amended by either party without the prior written consent of the other party.

     16. Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first-class mail, return receipt requested, or by electronic mail, telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to QUASAR shall be given or sent to QUASAR at its offices located at:

                            615 East Michigan Street
                            Suite 200
                            Milwaukee, WI  53202
                            Attn: James Schoenike

All notices to the DEALER shall be given or sent to DEALER at its offices located at:

                              ____________________
                              ____________________
                              ____________________
                              ____________________

     17. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     18. Governing Law. This Agreement shall be construed in accordance with the laws (without regard, however, to conflicts of law principles) of the State of Wisconsin, provided that no provision shall be construed in a manner not consistent with the 1940 Act or any rule or regulation thereunder.

     19. Confidentiality. QUASAR and the DEALER agree to preserve the confidentiality of any and all materials and information furnished by either party in connection with this Agreement. The provisions of this Paragraph shall not apply to any information which is: (a) independently developed by the receiving party, provided the receiving party can satisfactorily demonstrate such independent development with appropriate documentation; (b) known to the receiving party prior to disclosure by the disclosing party; (c) lawfully disclosed to the receiving party by a third party not under a separate duty of confidentiality with respect thereto to the disclosing party; or (d) otherwise publicly available through no fault or breach by the receiving party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first written above.

                                  QUASAR DISTRIBUTORS, LLC


                                  By:
                                       -----------------------------------------
                                  Type Name:
                                              ----------------------------------


                                  DEALER


                                  By:
                                       -----------------------------------------
                                  Type Name:
                                              ----------------------------------


                                   Schedule A

                          Series of Cullen Funds Trust



                                 Names of Funds


                                Cullen Value Fund
                        Cullen High Dividend Equity Fund



Updated: July 24, 2003